Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

News Release

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Provides August 2020 Business Update

Increases 2020 Outlook; Provides September Quarter Outlook

PITTSBURGH, September 22, 2020 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, today reported its regularly scheduled monthly business update and will conduct a conference call at 11:00 a.m. Eastern Time, which will be broadcast live on www.koppers.com, with a replay to be made available.  This is part of the company’s ongoing communications to share recent developments and highlight strategic initiatives to the investment community.  Koppers plans to report results for the quarter ending September 30, 2020, during its next monthly business update on October 26, 2020, which will also include a conference call and webcast on that day.

August Sales by Business Segment

For August 2020, consolidated sales were $142.1 million compared to $145.7 million in the prior year period, representing a decrease of $3.6 million, or 2.5 percent, which were consistent with the company’s expectations.  Compared to prior year, the decrease was driven by slightly lower contributions from Carbon Materials and Chemicals (CMC) and Railroad and Utility Products and Services (RUPS), while Performance Chemicals (PC) continued to see strong demand for residential wood treatment preservatives in most geographic regions.

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Sales for RUPS of $64.2 million decreased by $3.6 million, or 5.3 percent, compared to sales of $67.8 million in the prior year month.  In the United States, crosstie volumes were somewhat lower than prior year, primarily due to reduced activity in crossties and parts of maintenance-of-way while demand for utility poles in the U.S. was relatively similar to prior year.  On the other hand, improvements in the Australian utility pole business and increased volumes in the crosstie disposal business helped to partially offset the year-over-year sales decline.

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Sales for PC of $46.5 million increased by $3.6 million, or 8.4 percent, compared to sales of $42.9 million in the prior year month.  The sales increase was primarily due to ongoing strong demand in the United States for residential treated lumber fueled by several trends that have emerged since the beginning of the pandemic.  First, with virtual work environments becoming more prevalent, people now have more options regarding where to live and many appear to prefer a suburban environment.  That has helped to drive a robust market for existing-home sales, which closely correlate with home repair and remodeling projects.  For those homeowners that are not relocating, many are diverting discretionary funds that may have been spent on travel and leisure activities in the past into improving their homes.  While domestic customers remained focused on home improvements, international markets continued to benefit from pent-up demand due to several months of restrictions associated with the pandemic.

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Sales for CMC of $31.4 million decreased by $3.6 million, or 10.3 percent, compared to sales of $35.0 million in the prior year month.  Compared to prior year, the sales decline was driven by ongoing weakness in industrial production markets.  While some of the end markets are stabilizing and showing sequential improvement from the first half of 2020, the primary markets served by CMC, such as aluminum, steel, energy and construction, are likely to remain volatile into 2021.  As expected, volumes in North America recovered from a shortfall in July as the facility in Stickney, Illinois, came back online following an outage and returned to full operations in August.  Beginning in 2020, Koppers (Jiangsu) Carbon Chemical Company Limited (KJCC) results are classified as discontinued operations for the current year, as well as the comparable period in 2019 due to its pending divestiture.

President and CEO Leroy Ball said, “August was another solid month as our PC segment continued to experience strong demand, our RUPS segment performed respectably, and our CMC segment recovered from a poor July.  Most importantly, COVID-19 infections among our employee base have leveled off from the peak experienced in July and while not everyone has returned to work, all facilities remain in operation with enhanced safety protocols in place.”

Pending Divestiture of Koppers (Jiangsu) Carbon Chemical Company Limited

In February 2020, Koppers announced that it entered into a definitive agreement to sell Koppers (Jiangsu) Carbon Chemical Company Limited (KJCC), a 75-percent owned China coal tar distillation business with the remaining 25 percent owned by Yizhou Group Company Limited.  In April 2020, the State Administration for Market Regulation of China (SAMR) gave its approval for the transaction to proceed.

In August 2020, the closing deadline was extended from August 18, 2020, to September 30, 2020, and Koppers received a payment of $10 million in earnest money to be applied toward the acquisition price at closing.  If the closing of the transaction does not occur by September 30, 2020, subject to certain conditions, the earnest money will be retained by Koppers and Yizhou.

Earlier this month, the parties submitted a second required government filing with the SAMR and received its approval for the transaction.  The parties have thus completed the significant regulatory filings and received associated government approvals necessary to close the transaction.

Koppers is continuing to work diligently toward the goal of closing the transaction, which is subject to satisfaction of various closing conditions contained in the definitive agreement.  As previously stated, the company expects to realize approximately $65 million of net cash, after taxes and expenses, and plans to apply the proceeds toward debt reduction.

September Quarter and 2020 Outlook

Koppers estimates that sales for the quarter ending September 30, 2020, will be in the range of $420 million to $430 million, compared with $434.1 million for the prior year period.  Accordingly, Koppers expects adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter ending September 30, 2020, will be in the range of $63 million to $66 million, compared with $57.1 million in the prior year.  Adjusted earnings per share (EPS) for the September quarter is forecasted to be in the range of $1.25 to $1.35, compared with $1.16 in the prior year.

Net leverage at September 30, 2020, is projected to range between 4.1 and 4.2.  If the sale of KJCC is completed by month-end, as planned, net leverage could be as low as 3.8 at the end of the third quarter.  That compares to a net leverage of 4.5 at June 30, 2020 and 4.3 at December 31, 2019.

Koppers continues to expect 2020 sales to be approximately $1.6 billion, compared with sales of $1.65 billion (excluding KJCC) in 2019.  The company anticipates that adjusted EBITDA in 2020 will be in the range of $196 million to $204 million, which is higher than its previous forecast of $190 million to $200 million, and compares with $201.1 million in the prior year.  Adjusted EPS is projected to be in the range of $3.25 to $3.50 in 2020, which is higher than its previous estimate of $3.10 to $3.40, and compares with $3.18 in the prior year.

Capital expenditures for August 2020 were $5.8 million, compared with $2.4 million in August 2019.  For the year-to-date period ended August 31, 2020, capital expenditures were $36.9 million compared with $24.0 million for the prior year period.  Koppers continues to anticipate investments of $50 million to $60 million in capital expenditures in 2020, which are primarily related to improving the safety and reliability of its existing infrastructure.

Additionally, Koppers plans to reduce debt by approximately $120 million in 2020, which includes and will be contingent on the successful closing of its KJCC divestiture.  Based upon current adjusted EBITDA and debt reduction estimates, net leverage at December 31, 2020, is projected to be between 3.7 and 3.8.

Mr. Ball commented on the outlook, “As we get close to finishing September, we believe that we are on track to deliver our highest third-quarter adjusted EBITDA of all time and to have our net leverage trending in a positive direction.  That is all the more remarkable given the many challenges we have faced through the pandemic thus far.  It is a credit to our dedicated workforce, which has continued to serve our valued customer base while maintaining critical health and safety protocols.”

Mr. Ball continued, “Our expected strong third-quarter results give us confidence to cautiously raise our full-year estimates.  As we finalize the quarter’s results and get a better look at expectations for the fourth quarter, we will reassess whether any further changes to full-year expectations are warranted and communicate our conclusion during our next update in October.”

Koppers does not provide reconciliations of guidance for adjusted EBITDA, adjusted EPS, net debt or net leverage ratio to comparable GAAP measures, in reliance on the unreasonable efforts exception.  Koppers is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures.  These items include restructuring, impairment, non-cash LIFO charges, acquisition-related costs, and non-cash mark-to-market commodity hedging that are difficult to predict in advance in order to include in a GAAP estimate and may be significant.

Investor Conference Call and Webcast

Koppers management will conduct a conference call this morning, beginning at 11:00 a.m. Eastern Time to discuss its business update for August 2020.  Presentation materials will be available at least 15 minutes before the call on www.koppers.com in the Investor Relations section of the company’s website.

Interested parties may access the live audio broadcast by dialing 1-833-366-1128 in the United States and Canada, or 1-412-902-6774 for international, Conference ID number 10147703. Participants are requested to access the call at least five minutes before the scheduled start time to complete a brief registration.

The conference call will be broadcast live online at: https://services.choruscall.com/links/koppers200922.html.  (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your internet browser's URL address field.)

An audio replay will be available approximately two hours after the completion of the call at 1-877-344-7529 for U.S. toll free, 855-669-9658 for Canada toll free, or 1-412-317-0088 for international, Conference ID number 10147703. The recording will be available for replay through December 22, 2020.

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About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds.  Our products and services are used in a variety of niche applications in a diverse range of end markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries.  Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe.  The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol "KOP."

For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael Zugay at 412-227-2231 or Quynh McGuire at 412-227-2049.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures.  Koppers believes that adjusted EBITDA, adjusted net income, adjusted earnings per share, net debt and net leverage ratio provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitate comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.  In addition, the Board of Directors and executive management team use adjusted EBITDA as a performance measure under the company’s annual incentive plans.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure.  Other companies in a similar industry may define or calculate these measures differently than the company, limiting their usefulness as comparative measures.  Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release:  Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA; Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; Unaudited Reconciliation of Total Debt to Net Debt and Net Leverage Ratio; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA on a Latest Twelve Month Basis.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows and the expected closing of the sale of KJCC.  All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plan,” “potential,” “intend,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.

Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  Factors that might affect such forward-looking statements include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; the length and extent of economic contraction as a result of the coronavirus (COVID-19) pandemic; disruption in the U.S. and global financial markets; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and any subsequent filings by Koppers with the Securities and Exchange Commission.  Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions)

Three Months Ended
September 30, 2019
Net income	$20.4
Interest expense	15.5
Depreciation and amortization	13.3
Depreciation in impairment and restructuring charges	1.3
Income taxes	2.9
Income from discontinued operations	(2.3)
EBITDA	51.1
Unusual items impacting net income
Impairment, restructuring and plant closure costs	3.5
Non-cash LIFO expense	1.2
Mark-to-market commodity hedging	1.3
Total adjustments	6.0
Adjusted EBITDA	$57.1

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

Year Ended
December 31, 2019
Net income attributable to Koppers	$66.6
Unusual items impacting net income
Impairment, restructuring and plant closure costs	25.3
Non-cash LIFO expense	4.5
Mark-to-market commodity hedging	(4.0)
Total adjustments	25.8
Adjustments to income tax and noncontrolling interests
Income tax on adjustments to pre-tax income	(22.7)
Noncontrolling interests	0.8
Effect on adjusted net income	3.9
Adjusted net income including discontinued operations	70.5
Income from discontinued operations	(3.7)
Adjusted net income attributable to Koppers	$66.8

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

Three Months Ended
September 30, 2019
Net income attributable to Koppers	$19.8
Unusual items impacting net income
Impairment, restructuring and plant closure costs	5.9
Non-cash LIFO expense	1.2
Mark-to-market commodity hedging	1.3
Total adjustments	8.4
Adjustments to income tax and noncontrolling interests
Income tax on adjustments to pre-tax income	(2.1)
Noncontrolling interests	0.6
Effect on adjusted net income	6.9
Adjusted net income including discontinued operations	26.7
Income from discontinued operations	(2.3)
Adjusted net income attributable to Koppers	$24.4

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

Year Ended
December 31, 2019
Net income attributable to Koppers	$66.6
Adjusted net income attributable to Koppers	$66.8
Denominator for diluted earnings per share (in thousands)	21,068
Earnings per share:
Diluted earnings per share	$3.16
Adjusted earnings per share	$3.18

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

Three Months Ended
September 30, 2019
Net income attributable to Koppers	$19.8
Adjusted net income attributable to Koppers	$24.4
Denominator for diluted earnings per share (in thousands)	21,030
Earnings per share:
Diluted earnings per share	$0.94
Adjusted earnings per share	$1.16

UNAUDITED RECONCILIATION OF TOTAL DEBT TO NET DEBT AND NET LEVERAGE RATIO

(In millions)

		Twelve Months Ended
	June 30, 2020	December 31, 2019
Total Debt	$907.1	$901.2
Less: Cash	33.0	32.3
Net Debt	$874.1	$868.9
Adjusted EBITDA	$194.2	$201.1
Net Leverage Ratio	4.5	4.3

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

ON A LATEST TWELVE MONTH BASIS

(In millions)

		Twelve Months Ended
	June 30, 2020	December 31, 2019
Net income	$67.4	$67.4
Interest expense	56.6	61.9
Depreciation and amortization	54.9	54.6
Income tax provision	(0.6)	0.0
Discontinued operations, net of tax	3.6	(3.7)
EBITDA	181.9	180.2
Unusual items impacting net income:
Impairment, restructuring and plant closure	18.5	20.4
Non-cash LIFO (benefit) expense	(3.1)	4.5
Mark-to-market commodity hedging	(3.1)	(4.0)
Adjusted EBITDA with noncontrolling interests	$194.2	$201.1